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                                                                    EXHIBIT 23.4


                                                               September 4, 1997


Crescendo Pharmaceuticals Corporation
1454 Page Mill Road
Palo Alto, CA 94304

Ladies and Gentlemen:

        I hereby consent to being named as expected to become a director of Crescendo Pharmaceuticals Corporation ("Crescendo") in the Registration Statement on Form S-1, file no. 333-31281, filed by Crescendo with the Securities and Exchange Commission.

                                                        Sincerely,

                                                        /s/ Dr. Gary L. Neil
                                                        ----------------------
                                                        Dr. Gary L. Neil